UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 24, 2015

SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

SYNNEX held an Annual Meeting of Stockholders on March 24, 2015, at which the following occurred:

Proposal 1 : Election of ten directors to hold office until the 2016 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Dwight Steffensen	35,079,476	21,579	1,685,131
Kevin Murai	35,085,680	15,375	1,685,131
Fred Breidenbach	35,070,181	30,874	1,685,131
Hau Lee	34,873,220	227,835	1,685,131
Matthew Miau	34,093,032	1,008,023	1,685,131
Dennis Polk	35,060,841	40,214	1,685,131
Gregory Quesnel	35,095,279	5,776	1,685,131
Thomas Wurster	35,086,649	14,406	1,685,131
Duane Zitzner	35,087,517	13,538	1,685,131
Andrea Zulberti	35,095,959	5,096	1,685,131

Proposal 2 : The advisory vote to approve SYNNEX' executive compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,680,631	311,091	109,332	1,685,132

Proposal 3 : The vote to ratify the selection by the Audit Committee of the Board of Directors of KMPG LLP as SYNNEX' independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
36,648,393	97,165	40,628

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 27, 2015
SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary